EXHIBIT 10.27

                AMENDED SHARE VOTING STIPULATION AND UNDERTAKING

         This AMENDED SHARE VOTING STIPULATION AND UNDERTAKING ("Amended Undertaking") amends the SHARE VOTING STIPULATION AND UNDERTAKING made as of April 22, 2004 by Carver Bancorp, Inc. ("Carver"), the savings and loan holding company parent of Carver Federal Savings Bank, to the U.S. Office of Thrift Supervision ("OTS").

                                    RECITALS

         WHEREAS, Carver is the owner of 150,000 shares of common stock of Independence Federal Savings Bank, a federal savings association
("Independence"), representing approximately 9.7% of Independence's outstanding voting stock.

         WHEREAS, the rules and regulations of the OTS prohibit savings and loan holding companies, such as Carver, from acquiring or retaining more than 5% of the voting stock of a savings association not a subsidiary, such as Independence, except with the prior written approval of the OTS, and Carver is in the process of seeking such approval.

         WHEREAS, until such OTS approval is received, Carver agrees that it will transfer the shares of Independence held by it in excess of the 5% limit set forth above to a separate trust administered by an independent trustee, and that it will instruct the independent trustee to not vote any of such excess shares on any matter submitted to a vote of Independence's shareholders.

         NOW, THEREFORE, intending to be legally bound, Carver agrees as follows:

         1. AGREEMENT TO PUT SHARES IN TRUST. Carver agrees that it will hereby place 72,375 of the 150,000 shares of Independence common stock held by it, representing approximately 4.7% of Independence's outstanding shares of common stock, in a separate trust (the "Trust"), which will be administered by an independent trustee.

         2. VOTING OF SHARES HELD IN TRUST. Carver agrees that it will instruct the independent trustee to not vote any of the shares held in the Trust on any matter to be considered by the shareholders of Independence.

         3. INSTRUCTIONS FOR CORPORATE SECRETARY OF INDEPENDENCE. Carver agrees that it will provide a copy of this Amended Undertaking to the Corporate Secretary of Independence upon the execution hereof.

         4. TERMINATION. This Agreement shall terminate and shall have no further force or effect upon the earlier of (i) the date on which Carver is no longer the beneficial or record owner of more than 5% of Independence's outstanding voting stock and (ii) the date on which Carver receives the approval of the OTS to acquire or retain more than 5% of Independence's outstanding voting stock.



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         IN WITNESS WHEREOF, Carver has caused this Amended Undertaking to be duly executed on April 27, 2004.


                                    CARVER BANCORP, INC.


                                    By:   /s/ Deborah C. Wright
                                          -------------------------------------
                                          Deborah C. Wright
                                          President and Chief Executive Officer